As filed with the U.S. Securities and Exchange Commission on April 25, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)
Delaware	68-0521411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8390 East Crescent Parkway, Suite 650
Greenwood Village, Colorado 80111
(303) 770-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dale Francescon
Chairman of the Board and Co-Chief Executive Officer
Century Communities, Inc.
8390 East Crescent Parkway, Suite 650
Greenwood Village, Colorado 80111
(303) 770-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Mark J. Kelson, Esq.
William Wong, Esq.
Greenberg Traurig, LLP
1840 Century Park East, Suite 1900
Los Angeles, California 90067
Tel: (310) 586-7700
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

CENTURY COMMUNITIES, INC.
Common Stock
Preferred Stock
Warrants
Units
By this prospectus, we may offer, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering:
•	shares of our common stock;
•	shares of our preferred stock, which may be issued in one or more series;
•	warrants to purchase our common stock or preferred stock;
•	units consisting of any combination of the other types of securities offered under this prospectus; or
•	any combination of the foregoing.
This prospectus contains a general description of the securities that we may offer for sale from time to time. We will provide the specific terms of the securities in one or more supplements to this prospectus at the time of offering. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should read this prospectus and the accompanying supplement carefully before you make your investment decision.
Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS”.
We may sell the securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Investing in our securities involves risks. You should carefully consider the information under the section entitled “Risk Factors” on page 2 of this prospectus, and under similar sections contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus, before investing in our securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 25, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) using a “shelf” registration process. Under this process, we may offer and sell any combination of our securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell, and each time that we offer to sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. It is important that you consider the information contained in this prospectus and any prospectus supplement, together with the additional information incorporated by reference into this prospectus and any prospectus supplement, as described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” all of which you should read carefully in their entireties before you make your investment decision.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement. We have not authorized any other party to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information that others may give you. We are not making an offer to sell, or a solicitation of an offer to buy, the securities in any jurisdiction where the offer, solicitation, or sale is not permitted. You should assume that the information appearing in each of this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference herein and therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus, references to “Century”, our “Company”, “we”, “us”, “our”, or similar expressions refer to Century Communities, Inc., a Delaware corporation, and, unless the context otherwise requires, its subsidiaries and affiliates.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus and the documents incorporated by reference herein, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “may”, “will”, “should”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “believe”, “continue”, “predict”, “project”, “expect”, “intend”, “anticipate”, “potential”, “goal” or other words that convey the uncertainty of future events or outcomes, or the use of future dates. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.
The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:
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economic changes, either nationally or in the markets in which we operate, including increased interest rates and the resulting impact on the accessibility of mortgage loans to homebuyers, persistent inflation, and decreased employment levels;

•	shortages of or increased prices for labor, land or raw materials used in housing construction and resource shortages;
•
a downturn in the homebuilding industry, including a reduction in demand or a decline in real estate values or market conditions resulting in an adverse impact on our business, operating results and financial condition, including an impairment of our assets;

•	changes in assumptions used to make industry forecasts, population growth rates or trends affecting housing demand or prices;
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volatility and uncertainty in the credit markets and broader financial markets and the impact on such markets and our ability to access them in the event of a threatened or actual U.S. government shutdown or sovereign default;

•	our future business operations, operating results and financial condition, and changes in our business and investment strategy;
•	availability and price of land to acquire, and our ability to acquire such land on favorable terms or at all;
•	availability, terms and deployment of capital;
•	availability or cost of mortgage financing or an increase in the number of foreclosures in the market;
•	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;
•
delays in completion of projects, land development or home construction, or reduced consumer demand for housing resulting from significant weather conditions and natural disasters in the geographic areas where we operate;

•	the impact of construction defect, product liability, and/or home warranty claims, including the adequacy of accruals and the applicability and sufficiency of our insurance coverage;
•	changes in, or the failure or inability to comply with, governmental laws and regulations;
•	the timing of receipt of municipal, utility and other regulatory approvals and the opening of projects and construction and completion of our homes;

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the impact and cost of compliance with evolving environmental, health and safety and other laws and regulations and third-party challenges to required permits and other approvals and potential legal liability in connection therewith;

•	the degree and nature of our competition;
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unstable economic and political conditions as well as geopolitical conflicts, could adversely affect our supply chain by causing shortages or increases in costs for materials necessary to construct homes and/or increases to the price of gasoline and other fuels and cause higher interest rates, inflation or general economic uncertainty;

•	our leverage, debt service obligations and exposure to changes in interest rates and our ability to obtain additional or refinance our existing debt when needed or on favorable terms;
•	our ability to continue to fund and succeed in our mortgage lending business and the additional risks involved in that business;
•	availability of qualified personnel and contractors and our ability to obtain additional or retain existing key personnel and contractor relationships;
•	our ability to continue to pay dividends and make stock repurchases in the future; and
•	taxation and tax policy changes, tax rate changes, new tax laws, new or revised tax law interpretations or guidance.
The forward-looking statements in this prospectus speak only as of the date of this prospectus. The forward-looking statements are based on our beliefs, assumptions and expectations of future events, taking into account all information currently available to us. Forward-looking statements are not guarantees of future events or of our performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Please see the sections entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement, and other risks and uncertainties detailed in our other reports and filings with the SEC. If a change occurs, our business, financial condition, liquidity, cash flows and results of operations may vary materially from those expressed in or implied by our forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those events or the manner in which they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY
Our Company
We are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in 18 states. In many of our projects, in addition to building homes, we entitle and develop the underlying land. We build and sell homes under our Century Communities and Century Complete brands. Our Century Communities brand has an emphasis on serving the entry-level homebuilding market but offers a wide range of buyer profiles, including: entry-level, first and second time move-up, and lifestyle homebuyers, and provides our homebuyers with the ability to personalize their homes through certain option and upgrade opportunities. Our Century Complete brand targets entry-level homebuyers, primarily sells homes through retail studios and the internet, and generally provides no option or upgrade opportunities. Our homebuilding operations are organized into the following five reportable segments: West, Mountain, Texas, Southeast, and Century Complete. Additionally, our indirect wholly-owned subsidiaries, Inspire Home Loans Inc., Parkway Title, LLC, IHL Home Insurance Agency, LLC, and IHL Escrow Inc., which provide mortgage, title, insurance, and escrow services, respectively, primarily to our homebuyers, have been identified as our Financial Services segment. Furthermore, our wholly-owned subsidiary, Century Living, LLC, which is engaged in the development, construction and management of multi-family rental properties, all currently located in Colorado, is included in our Corporate segment.
While we offer homes that appeal to a broad range of entry-level, move-up, and lifestyle homebuyers, our offerings are heavily weighted towards providing affordable housing options in each of our homebuyer segments. Additionally, we prefer building move-in-ready homes over built-to-order homes, which we believe allows for a faster construction process, advantageous pricing with subcontractors, and shortened time period from home sale to home delivery, thus allowing our customers greater certainty on their financing and allowing us to more appropriately price the homes and deploy our capital.
For a further description of our business, financial condition, results of operations and other important information regarding us, please see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, please see the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information”.
Corporate Information
Our principal executive offices are located at 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111. Our main telephone number is (303) 770-8300. Our internet website is www.centurycommunities.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

RISK FACTORS
Investing in any of our securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider, among other factors, the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Before acquiring any of our securities, you should also carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by our other reports that we file with the SEC in the future, including our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of the securities offered by us for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include the acquisition and development of land, home construction and other related purposes, additions to working capital, capital expenditures, repayment of debt, investments or stock repurchases.

DESCRIPTION OF CAPITAL STOCK
The following is a general description of certain terms and provisions of our capital stock, our restated certificate of incorporation (which we refer to as our “charter”), our amended and restated bylaws (which we refer to as our “bylaws”), and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our charter and our bylaws, copies of which are exhibits to the registration statement of which this prospectus forms a part.
General
Our charter authorizes the issuance of up to 150,000,000 shares of capital stock consisting of:
•	100,000,000 shares of common stock, par value $0.01 per share; and
•	50,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series.
As of March 31, 2024, there were 31,790,585 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.
We may amend from time to time our charter to increase the number of authorized shares of common stock or preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. In addition, under the terms of our charter, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of our capital stock entitled to vote irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), without the separate vote of the holders of the preferred stock as a class.
Common Stock
Voting Rights. Each holder of our common stock is entitled to one vote per each share on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to vote on all matters on which stockholders generally are entitled to vote.
Our bylaws provide that at all meetings of stockholders for the election of directors at which a quorum is present and which election is not a Contested Election (as defined in our bylaws), a nominee for director shall be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” such director nominee (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” such director nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast in connection with any Contested Election (as defined in our bylaws). Pursuant to a director resignation policy in our Corporate Governance Guidelines (which are available on our website at centurycommunities.com/governance and are not deemed to be a part of, and are not incorporated by reference into, this prospectus), any incumbent director who is not elected shall promptly tender a written offer of resignation as a director, and the nominating and corporate governance committee of our board of directors will act on an expedited basis to recommend whether to accept or reject the director’s resignation offer or take other action and will submit its recommendation for prompt consideration by our board of directors. If the board of directors accepts a director’s resignation offer pursuant to this process, the nominating and corporate governance committee will recommend to the board of directors and the board of directors will thereafter determine what action, if any, will be taken with respect to the vacancy created by such resignation. The board of directors will take action with respect to the recommendation by the nominating and corporate governance committee no later than 90 days following certification of the election results and will publicly disclose its decision regarding the director’s resignation offer, if applicable, promptly thereafter.
Our bylaws further provide that unless otherwise provided by our charter, bylaws, the rules or regulations of any stock exchange applicable to our Company or applicable law, or pursuant to any regulation applicable to our Company or our securities, all other matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of our stock that are present in person or by proxy and entitled to vote thereon.

Dividend Rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to receive ratably the dividends, if any, at such times and in such amounts as may be declared by our board of directors out of funds legally available for that purpose.
Liquidation Rights. If there is a liquidation, dissolution or winding up of our Company, subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.
Other Rights and Preferences. Under the terms of our charter, the holders of our common stock have no preemptive rights, conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our board of directors may designate and issue in the future. Our charter and bylaws do not restrict the ability of a holder of our common stock to transfer his, her or its shares of common stock. All currently outstanding shares of our common stock are fully paid and non-assessable.
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Exchange Listing. Our common stock is listed on the New York Stock Exchange under the symbol “CCS”.
Preferred Stock
Our board of directors is authorized to provide for one or more series of preferred stock out of the authorized and unissued shares of preferred stock, and, with respect to each such series, to fix the designation of such series and the number of shares constituting such series, and the powers (including voting powers), if any, the preferences and relative, participating, optional, special or other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The designations, powers, preferences and relative, participating, optional, special and other rights of each series of preferred stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of preferred stock at any time outstanding. The authority of our board of directors with respect to each series of preferred stock includes, but is not limited to, establishing the following:
•	the designation of the series, which may be by distinguishing number, letter or title;
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the number of shares of the series, which number our board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

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whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

•	the redemption provisions and price or prices, if any, for shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, or dissolution of the Company; and
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whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of the Company, and, if so, the specification of such other class or series, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

Our board of directors will additionally determine whether each series of preferred stock will have any restriction on repurchase or redemption of shares by our Company while there is an arrearage in the payment of dividends or sinking fund installments.

Certain Provisions of Delaware Law and of our Charter and Bylaws
The following summary of certain provisions of the DGCL and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and our charter and bylaws. See “Where You Can Find More Information” for how to obtain copies of our charter and bylaws.
Our Board of Directors
Our bylaws provide that the number of directors of our Company will be fixed from time to time by action of our board of directors. Our charter and bylaws provide that, subject to applicable law and the rights, if any, of holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, may only be filled by the majority vote of the remaining directors in office, even if less than a quorum is present.
Pursuant to our bylaws, each member of our board of directors who is elected at our annual meeting of our stockholders, and each director who is elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of our stockholders and until his or her successor is elected and qualified. Pursuant to our bylaws, directors will be elected by a majority of votes cast by the shares present in person or by proxy at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting. This means that nominees receiving more “for” votes than “against” votes will be elected as directors.
Removal of Directors
Our charter provides that, subject to the rights, if any, of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except with the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors and from filling the vacancies created by such removal.
Meetings of Stockholders
Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any other business will be held on a date and at the time and place, if any, determined by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. In addition, our board of directors, the chair of our board of directors, our chief executive officer or our president may call a special meeting of our stockholders for any purpose, but business transacted at any special meeting of our stockholders shall be limited to the purposes stated in the notice of such meeting.
Elimination of Stockholder Action by Written Consent
Our charter expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Charter Amendments
Unless a higher vote is required by its certificate of incorporation, the affirmative vote of a majority of the outstanding stock entitled to vote is required to amend a Delaware corporation’s certificate of incorporation. However, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or by altering or changing the powers, preferences or special rights of a class so as to affect them adversely, also require the affirmative vote of a majority of the outstanding shares of such class, even though such class would not otherwise have voting rights.
Pursuant to our charter, in addition to any votes required by applicable law and subject to the express rights, if any, of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with our charter provisions relating to the removal of directors, exculpation of directors, indemnification, the prohibition against stockholders acting by written consent and the vote of our stockholders required to amend our bylaws. In addition, pursuant to our charter, we reserve the right at any time and from time to time to amend, modify or repeal any provision contained in our charter, and any other provision authorized by Delaware law in force at such time may be added in the manner prescribed by our charter or by applicable law, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons pursuant to the charter are granted subject to the foregoing reservation of rights. Notwithstanding the foregoing, no amendment, modification or repeal to our charter provisions relating to indemnification or the exculpation of directors shall adversely affect any right or protection existing under our charter immediately prior to such amendment, modification or repeal.
Bylaw Amendments
Our board of directors has the power to amend, modify or repeal our bylaws or adopt any new provision authorized by the laws of the State of Delaware in force at such time. Under our charter, the stockholders have the power to amend, modify or repeal our bylaws, or adopt any new provision authorized by the laws of the State of Delaware in force at such time, at a duly called meeting of the stockholders, solely with, notwithstanding any other provisions of our bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of 66 2/3% of the voting power of our capital stock enabled to vote generally.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors, or (iii) by a stockholder who was a stockholder of record both at the time such stockholder gives our Company the requisite notice of such nomination or business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of our board of directors, or (ii) provided that our board of directors has determined that a purpose of the special meeting is to elect directors, by a stockholder who was a stockholder of record both at the time such stockholder gives our Company the requisite notice of such nomination or business and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who has complied with the notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.
Anti-Takeover Effects of Certain Provisions of our Charter and Bylaws and the DGCL
Our charter and bylaws and the DGCL contain provisions that may have anti-takeover effects of delaying, deferring or preventing a change in control of our Company.
Anti-Takeover Provisions in our Charter and Bylaws
Our charter and bylaws contain the following anti-takeover provisions that may have the anti-takeover effect of delaying, deferring or preventing a change in control of our Company:
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We have shares of common stock and preferred stock available for future issuance without stockholder approval. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to our current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

•	Stockholder action must be taken at an annual or special meeting of stockholders, and stockholders may not act by written consent in lieu of such a meeting.
•	Special meetings of our stockholders may be called only by our board of directors, the chair of our board of directors, our chief executive officer, or our president.
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Our board of directors may make, alter, amend or repeal our bylaws without stockholder approval, subject to the power of our stockholders to alter, amend or repeal any bylaw, whether adopted by them or otherwise, and any bylaw amendment that is to be acted on by our stockholders must receive the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

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Except for any additional directors elected by the holders of any outstanding series of preferred stock as provided for or fixed pursuant to the provisions of our charter, and except with respect to the removal of directors at a special election meeting, directors may be removed from office only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

•
Subject to the rights, if any, of the holders of any outstanding series of preferred stock as provided for or fixed pursuant to the provisions of our charter and the right of stockholders to elect directors to fill vacancies on our board of directors in connection with a special election meeting, newly created directorships resulting from an increase in the authorized number of our directors or any vacancies on our board of directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and any director so chosen will hold office until the next election of directors and until his or her successor is elected and qualified.

•
The affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, repeal or adopt any new or additional charter provision inconsistent with certain of our charter provisions, including those relating to the removal of directors, the amendment of our bylaws, the prohibition against stockholder action by written consent, indemnification and advancement of expenses, and limitation of director liability. The provision of our charter that sets forth this requirement also requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, in order to be amended, altered, or repealed or for any provision inconsistent therewith to be adopted.

•
Stockholders must follow advance notice procedures to submit nominations of candidates for election to our board of directors at an annual or special meeting of our stockholders, and must follow advance notice procedures to submit other proposals for business to be brought before an annual meeting of our stockholders.

•
Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action, suit or proceeding asserting a claim of or for breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of our Company to us or to our stockholders (including any claim alleging aiding and abetting of such breach of fiduciary duty), (iii) any action, suit or proceeding asserting a claim against our Company or against any director or officer or other employee of our Company arising pursuant to any provision of the DGCL or our charter or bylaws, or (iv) any action, suit or proceeding asserting a claim against our Company or against any director or officer or other employee of our Company governed by the internal affairs doctrine.

Delaware Business Combination Statute
We are a Delaware corporation, and, in our charter, we have elected to be subject to Section 203 of the DGCL, known as the Delaware Business Combination Statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless:
•
Prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•
At or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholder by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or is the corporation’s affiliate or associate and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the three-year period immediately before the date of determination.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to eliminate or limit the personal liability of directors or officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties as directors or officers, subject to certain exceptions, by provision of the corporation’s certificate of incorporation. Our charter contains a provision eliminating the personal liability of our directors and officers to the fullest extent permitted by the DGCL. In addition, our charter includes provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors and officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our charter also provides that we must advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.
We are also expressly authorized by the DGCL to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification and advancements provisions in our charter and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, our charter provisions eliminating the personal liability of our directors and officers to the fullest extent permitted by the DGCL does not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties, including the duty of care. The indemnification provisions will not alter the liability of directors and officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a derivative or direct suit, we pay the litigation costs of our directors and officers and the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancements provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification or advancement is sought.
We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification and advancements payments that we may make to such directors and officers.
We have entered into an indemnification agreement with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our charter and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The summary of the material provisions of the warrants and warrant agreements in this prospectus and in any applicable prospectus supplement are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the applicable prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the date, if any, on and after which the warrants, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including, but not limited to, any rights to:
•	to vote or consent to any action;
•	receive dividends or payments with respect to the underlying common stock or preferred stock, if any;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any other rights as stockholders of the Company.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (which we refer to collectively as “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (which we refer to as “DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (which we refer to as “DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name”. Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION
We may offer and sell these securities to or through one or more underwriters, in “at-the market” offerings (as defined in Rule 415 promulgated under the Securities Act) to or through market makers or into an existing market for the securities, to dealers and agents, or directly to purchasers, on a continuous or delayed basis, pursuant to underwritten public offerings, negotiated transactions, or block trades, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The securities may be distributed from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
When we sell securities covered by this prospectus, we may provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS”, but any other securities will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters, dealers or agents to or through which the securities are sold by us may make a market in the securities, but these underwriters, dealers or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such overallotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (which we refer to as “FINRA”), the aggregate maximum consideration, discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate proceeds from any offering pursuant to this prospectus.
Any underwriters, dealers and agents utilized in the sale of the securities being offered by this prospectus may also engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the offering, sale and issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Century Communities, Inc. appearing in Century Communities, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Century Communities, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and the audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC under the Exchange Act. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We have filed with the SEC, and incorporate by reference into this prospectus and any accompanying prospectus supplement, the documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 5, 2024, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2024 to the extent specifically incorporated by reference therein (SEC File No. 001-36491);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed with the SEC on April 25, 2024 (SEC File No. 001-36491);
•	our Current Report on Form 8-K filed with the SEC on March 4, 2024 (SEC File No. 001-36491); and
•
the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 5, 2024, including any amendment or report filed with the SEC for the purpose of updating such description (SEC File No. 001-36491).

Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement and the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates, will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:
Century Communities, Inc.
Attention: Corporate Secretary
8390 East Crescent Parkway, Suite 650
Greenwood Village, Colorado 80111
(303) 770-8300

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of the offered securities. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the offer and sale of the offered securities, we refer you to the registration statement and the accompanying exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.
We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. In addition, we maintain a website at www.centurycommunities.com. You may access our periodic reports, proxy statements and other information that we file with, or furnish to, the SEC free of charge at this website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website, however, is not incorporated by reference into, and is not and should not be deemed to be a part of, this prospectus.

CENTURY COMMUNITIES, INC.
Common Stock
Preferred Stock
Warrants
Units
PROSPECTUS
April 25, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of our expenses that we may incur in connection with the registration of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.
Description	Amount
SEC registration fee	$ (1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Trustee fees and expenses	(2)
Printing expenses	(2)
Miscellaneous	(2)
Total	$ (2)
(1)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

In addition, in accordance with Rule 415(a)(6) under the Securities Act, this registration statement carries over $771,481,594 of unsold securities previously registered under the registrant’s automatic shelf registration statement on Form S-3 (Registration No. 333-226054), filed with the SEC on July 2, 2018, and subsequently carried forward to the registrant’s automatic shelf registration statement on Form S-3 (Registration No. 333-257612), filed with the SEC on July 1, 2021. In accordance with Rule 415(a)(6) under the Securities Act, we are offsetting any SEC registration fee that may be due under this registration statement by the amount of the SEC registration fee previously paid with respect to the $771,481,594 of unsold securities (which we refer to as the “Previously Paid Registration Fee”). Except with respect to the Previously Paid Registration Fee, which is being carried over to this registration statement, we are deferring payment of the SEC registration fee required in connection with this registration statement, and will pay any additional SEC registration fees subsequently in advance or on a “pay-as-you-go” basis, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the securities offered and the number of issuances, and, accordingly, cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.
General Corporation Law of the State of Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such charter provision shall not eliminate or limit the liability of:
•	a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
•	a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	a director under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions;
•	a director or officer for any transaction from which the director or officer derived an improper personal benefit; or
•	an officer in any action by or in the right of the corporation.
Our restated certificate of incorporation (which we refer to as our “charter”) provides for such limitation of liability.
Charter and Bylaws. Each of Article EIGHTH of our charter and Article VI of our amended and restated bylaws (which we refer to as our “bylaws”) provides that we shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person (which we refer to in this paragraph as a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (which we refer to in this paragraph as a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of our Company, or, while a director or officer of our Company, is or was serving at the request of our Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing, subject to certain exceptions, we will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by our board of directors. We may, by action of our board of directors, provide indemnification to such employees and agents of our Company to such extent and to such effect as our board of directors shall determine to be appropriate and authorized by Delaware law.
Indemnification Agreements. In addition to the provisions of our charter and bylaws described above, we have entered into an indemnification agreement with each of our directors and officers. These indemnification agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Insurance. We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (ii) to our Company with respect to indemnification payments that we may make to such directors and officers.

Item 16.	Exhibits.
The following exhibits are part of this registration statement on Form S-3 and are numbered in accordance with Item 601 of Regulation S-K.
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1
Restated Certificate of Incorporation of Century Communities, Inc. (incorporated by reference to Exhibit 3.1 to Century Communities, Inc.’s Quarterly Report on Form 10-Q for quarter ended September 30, 2023 (File No. 001-36491)).

4.2
Amended and Restated Bylaws of Century Communities, Inc., effective November 9, 2022 (incorporated by reference to Exhibit 3.1 to Century Communities, Inc.’s Current Report on Form 8-K filed with the SEC on November 10, 2022 (File No. 001-36491)).

4.3
Specimen Common Stock Certificate of Century Communities, Inc. (incorporated by reference to Exhibit 4.1 to the initial filing of the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 5, 2014).

4.4*	Form of Warrant.

4.5*	Form of Warrant Agreement.

4.6*	Form of Unit Agreement.

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

107	Filing Fee Information
*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.	Undertakings.
(a)	The undersigned registrant (which we refer to as the “Registrant”) hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act, to any purchaser:
(A)
Each prospectus filed by any Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or a prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or a prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.
(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on April 25, 2024.
CENTURY COMMUNITIES, INC.

By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board and Co-Chief Executive Officer

By:	/s/ Robert J. Francescon
Robert J. Francescon
Co-Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon, Robert J. Francescon, J. Scott Dixon and Jarrett Coleman, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution for such person in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement, and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Dale Francescon	Chairman of the Board and Co-Chief Executive Officer (Co-Principal Executive Officer)	April 25, 2024
Dale Francescon

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and Director (Co-Principal Executive Officer)	April 25, 2024
Robert J. Francescon

/s/ J. Scott Dixon	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2024
J. Scott Dixon

/s/ Patricia L. Arvielo	Director	April 25, 2024
Patricia L. Arvielo

/s/ John P. Box	Director	April 25, 2024
John P. Box

/s/ Keith R. Guericke	Director	April 25, 2024
Keith R. Guericke

Signature	Title	Date
/s/ James M. Lippman	Director	April 25, 2024
James M. Lippman

/s/ Elisa Zúñiga Ramírez	Director	April 25, 2024
Elisa Zúñiga Ramírez